Exhibit 10.16

INTERXION HOLDING N.V.

FIFTH AMENDED AND RESTATED

SHAREHOLDERS AGREEMENT

This FIFTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT is entered into on this 24th day of December, 2009 by and among INTERXION HOLDING N.V., a limited liability company (naamloze vennootschap) organized under the laws of The Netherlands (the “Company”), and each of the parties listed on Schedule I hereto.

W I T N E S S E T H

WHEREAS, in connection with the issuance and sale of Series B Preferred Stock, the Company’s shareholders entered into a shareholders agreement on August 3, 2000, as amended by the First Amendment to Shareholders Agreement dated September 5, 2000, the Second Amendment to Shareholders Agreement dated November 9, 2000 and the Third Amendment to Shareholders Agreement dated April 1, 2001 (the “2000 Shareholders Agreement”);

WHEREAS, on August 27, 2002, the Company and certain shareholders entered into an investment agreement (the “Investment Agreement”) pursuant to which such shareholders purchased shares of 2002 Series A convertible, exchangeable, preferred stock (“2002 Series A Preferred Stock”) of the Company, for an aggregate amount of 20,241,915 euros;

WHEREAS, on August 27, 2002 in connection with the entering into of the Investment Agreement, the Company’s shareholders amended and restated the 2000 Shareholders Agreement by entering into the Amended and Restated Shareholders Agreement (the “2002 Shareholders Agreement”);

WHEREAS, on December 12, 2003, the Company and certain shareholders entered into an investment agreement (the “2003 Investment Agreement”), pursuant to which the Company sold to such shareholders senior secured convertible notes of the Company in the aggregate principal amount of 4,506,513 euros, convertible into shares of 2002 Series A Preferred Stock, and in connection therewith, certain technical amendments were effected to the 2002 Shareholders Agreement pursuant to Amendment No. 1 to Amended and Restated Shareholders Agreement dated December 12, 2003 (“Amendment No. 1”);

WHEREAS, on April 23, 2004, the Company and certain shareholders entered into an investment agreement (the “2004 Investment Agreement”), pursuant to which the Company sold to such shareholders senior secured convertible notes of the Company in the aggregate principal amount of 1,023,250 euros, convertible into shares of 2002 Series A Preferred Stock, and in connection therewith, certain technical amendments were effected to the 2002 Shareholders Agreement pursuant to Amendment No. 2 to Amended and Restated Shareholders Agreement dated April 23, 2004 (“Amendment No. 2”);

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WHEREAS, on February 14, 2006, the Company and certain shareholders entered into an investment agreement (the “2006 Investment Agreement”), pursuant to which the Company sold to such shareholders senior secured convertible notes of the Company in the aggregate principal amount of 7,000,000 euros, convertible into shares of 2002 Series A Preferred Stock, and in connection therewith, certain technical amendments were effected to the 2002 Shareholders Agreement pursuant to Amendment No. 3 to Amended and Restated Shareholders Agreement dated February 14, 2006 (“Amendment No. 3”; together with Amendment No. 1 and Amendment No. 2, the “Prior Amendments”; and the 2002 Shareholders Agreement, as amended by the Prior Amendments, the “First Amended and Restated Shareholders Agreement”);

WHEREAS, in June 2007 all of the shareholders who had elected to enter into the 2003 Investment Agreement, the 2004 Investment Agreement and/or the 2006 Investment Agreement, have elected to convert into shares of 2002 Series A Preferred Stock the aggregate principal amount of all outstanding senior secured convertible notes of the Company issued pursuant to the 2003 Investment Agreement, the 2004 Investment Agreement and the 2006 Investment Agreement, as well as all of the accrued but unpaid interest on those senior secured convertible notes;

WHEREAS, as a result of the conversion of the outstanding senior secured convertible notes of the Company into shares of 2002 Series A Preferred Stock, the aggregate amount for which the holders of 2002 Series A Preferred Stock are deemed to have purchased shares of 2002 Series A Preferred Stock has consequently increased to 34,807,841.40 euros (the “2002 Series A Preferred Stock Purchase Price”);

WHEREAS, the capitalization of the Company as of the date hereof, calculated on a Fully Diluted Basis is set forth in Exhibit A hereto;

WHEREAS, the Ordinary Shares held by the Stichting pursuant to the Stock Option Plan referred to in Section 5.10 of this Agreement are being held or will be held, as the case may be, for the purpose of issuing depositary receipts (certificaten) for such Ordinary Shares to those entitled to such depositary receipts under the Stock Option Plan;

WHEREAS, the parties on 23 August 2007 entered into the Second Amended and Restated Shareholders Agreement to provide for (i) certain restrictions on the transfer of equity securities in the Company held by the Shareholders, (ii) certain matters relating to the management of the Company, (iii) certain matters relating to an exit from the Shareholders’ respective investments in the Company, (iv) the incorporation into one document of the Prior Amendments and the updating of certain provisions in light of Company developments and (v) certain other matters set forth herein;

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WHEREAS, the parties on 27 November 2007 entered into the Third Amended and Restated Shareholders Agreement to provide for updates on certain provisions in order to (i) increase the efficiency of the management of the Company; and (ii) improve the Company’s ability to attract and retain key employees;

WHEREAS, the parties on 28 July 2008 entered into the Fourth Amended and Restated Shareholders Agreement to provide for an update on one provision in order to increase the efficiency of the management of the Company;

WHEREAS, the parties wish to enter into this Fifth Amended and Restated Shareholders Agreement to further increase the efficiency of the management of the Company; and

WHEREAS, a glossary of defined terms is attached hereto as Exhibit B.

NOW THEREFORE, in consideration of the premises, mutual agreements, covenants and representations and warranties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1

GENERAL RESTRICTIONS ON TRANSFER

OF EQUITY AND DEBT SECURITIES

1.1	General prohibition.

a.	No Shareholder may, directly or indirectly, sell, assign, transfer, hypothecate, pledge or otherwise encumber or dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares (or rights to receive Shares) or Warrants now or hereafter acquired by such Shareholder, or any interest therein, except as specifically required or permitted by the Articles of Association, this Agreement or if consented to in writing by (i) Shareholders holding a majority or more of the issued and outstanding Shares, in connection with a transfer of Ordinary Shares (or rights to receive Ordinary Shares) or Warrants, or any interest therein, and (ii) holders of 2002 Series A Preferred Stock holding a majority or more of the issued and outstanding 2002 Series A Preferred Stock, in connection with a transfer of 2002 Series A Preferred Stock or any interest therein.

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b.	In addition to the restrictions on transfer contained in the Articles of Association and this Agreement, no Shareholder shall transfer any Shares (or rights to receive Shares) or Warrants to any Person, including any Shareholder, and the Company shall not issue any Shares or other equity securities to any Person, including any Shareholder, unless the transferee of such Shares (or rights to receive Shares) or Warrants, or the Person to whom Shares or equity securities are issued, as the case may be, shall have executed and delivered to the other parties hereto, as a condition to such Person’s acquisition of the relevant Shares (or rights to receive Shares), Warrants or other equity securities, an appropriate written instrument confirming that such Person takes such Shares (or rights to receive Shares), Warrants or other equity securities, subject to all of the terms and conditions of this Agreement.

c.	Any Person to whom a Shareholder transfers any of such Shareholder’s Shares (or rights to receive Shares) or Warrants in accordance with the provisions of this Agreement shall succeed to the rights and obligations of such Shareholder hereunder insofar as such rights and obligations relate to the Shares (or rights to receive Shares), and Warrants of such transferee.

d.	Unless a transfer or issuance of Shares (or rights to receive Shares), Warrants or other equity securities is being effected pursuant to an effective registration statement under the U.S. Securities Act and is accompanied by a prospectus approved by the Netherlands Authorities for the Financial Markets in accordance with the Wet op het financieel toezicht (the “Dutch Securities Act”), such transfer or issuance may not be effected until the Company receives either: (i) one or more opinions of counsel reasonably satisfactory to the Company to the effect that such transfer or issuance is covered by an effective registration statement or exempt from the registration requirements of the U.S. Securities Act and the prospectus delivery requirements of the Dutch Securities Act; or (ii) other evidence satisfactory to the Company in its sole discretion that such transfer or issuance is exempt from such requirements.

e.	Upon completion of any transfer permitted or required hereunder, the transferring Shareholder (if such Shareholder no longer holds any Shares (or rights to receive Shares) or Warrants) shall cease to have any rights hereunder and shall be released from all obligations hereunder, except for rights, obligations or liabilities hereunder that accrued, arose out of or related to events occurring on or conditions existing prior to the date of such transfer.

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1.2	Permitted Affiliate and Related Party Transfers.

Each Shareholder that is not an individual (other than the Stichting) may transfer any or all of such Shareholder’s Shares (or rights to receive Shares) or Warrants, without being subject to any of the restrictions or requirements set forth in this Agreement, except for the provisions of Sections 1.1.b. and 1.1.c, to such Shareholder’s (a) Affiliates and (b) direct partners and Indirect Limited Partners (collectively, “Partners”). In addition to the foregoing;

(i) a Shareholder that is an individual may transfer such Shareholder’s Shares or Warrants to any Person by operation of law upon such Shareholder’s death, pursuant to a will (testament) or by intestacy;

(ii) the Stichting may transfer Shares to the Company pursuant to article 7, paragraph 3, of the Administratie voorwaarden Aandelen InterXion Holding B.V., dated August 23, 1999 (the “Administration Conditions”); and

(iii) Paribas may transfer economic (but not legal) ownership of all of the Shares and Warrants held by it to its employees and advisors.

In the case of clauses (i) and (ii) above, without being subject to any of the restrictions or requirements set forth in this Agreement, except for the Documentary Requirements and the provisions of Sections 1.1.b. and 1.1.c., each Shareholder covenants that following any permitted transfer of Shares or Warrants to an Affiliate, it will not cause such Affiliate to cease being an Affiliate of the Shareholder, unless such Affiliate first transfers the Shares or Warrants back to the Shareholder or another of its Affiliates. In addition, each Shareholder covenants that it will vote in favor of any transfer contemplated by this Section 1.2 and will cause any member of the Supervisory Board nominated by it to vote in favor of any transfer contemplated by this Section 1.2.

1.3	Right of first refusal.

a.

Ordinary Shares. Except with respect to transfers otherwise permitted by this Agreement, if any Shareholder holding Ordinary Shares receives an offer (an “Offer”) from a bona fide third party (the “Offeror”) to purchase Ordinary Shares owned by such Shareholder, which Offer such Person (the “Selling Shareholder”) is willing to accept, the Selling Shareholder shall afford a right of first refusal to the non-selling Shareholders of the same series and to all holders of 2002 Series A Preferred Stock (collectively, the “non-Selling Company Shareholders”) by giving written notice to the non-Selling Company Shareholders accompanied by a detailed description of the terms and conditions and a copy of any documents relating to the proposed sale (an “Offer Notice”) not less than thirty (30) days prior to such proposed sale. The Offer Notice shall specify the interest which the Selling Shareholder proposes to sell (the “Offered Shares”) and the material terms of the

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proposed transaction, including the identity of the Offeror, the terms of the Offer and the price for the interest. The non-Selling Company Shareholders shall each notify the Selling Shareholder, within fifteen (15) days after receipt of the Offer Notice, whether the non-Selling Company Shareholders desire to purchase all or a portion of the Offered Shares in accordance with the terms of the Offer Notice. If non-Selling Company Shareholders elect to purchase all of the Offered Shares, the Selling Shareholder shall allocate the Offered Shares to the non-selling Company Shareholders who have agreed to buy Offered Shares in proportion to the non-Selling Company Shareholders’ respective total ownership interests in the Company, calculated on an “as converted” basis and such sale shall be made at the time, price, and upon the terms specified in the Offer Notice. If the non-Selling Company Shareholders do not elect to purchase all of the Offered Shares, then the Selling Shareholder may sell the Offered Shares to the Offeror on terms no less favorable to the Selling Shareholder than those offered to the non-Selling Company Shareholders. If a non-Selling Company Shareholder makes an election to purchase any Offered Shares within the required period, but fails to consummate the purchase within one (1) week of the date of sale, as set forth in the Offer Notice, then the unsold Offered Shares shall be re-offered to the other non-Selling Company Shareholders in accordance with this Section 1.3.a. If a sale to be made by the Selling Shareholder has not been abandoned and the Offered Shares are not sold to the Offeror by the Selling Shareholder within six (6) months of the date of the Offer Notice, the Selling Shareholder must re-offer the Offered Shares to the non-Selling Company Shareholders in accordance with this Section 1.3.a.

b.

2002 Series A Preferred Stock. Except with respect to transfers otherwise permitted by this Agreement, if any holder of 2002 Series A Preferred Stock receives an Offer from an Offeror to purchase shares of 2002 Series A Preferred Stock owned by such holder, which Offer the Selling Shareholder is willing to accept, the Selling Shareholder shall afford a right of first refusal to the non-Selling Company Shareholders by giving written notice to the non-Selling Company Shareholders accompanied by an Offer Notice not less than thirty (30) days prior to such proposed sale. The Offer Notice shall specify the Offered Shares and the material terms of the proposed transaction, including the identity of the Offeror, the terms of the Offer and the price for the interest. The non-Selling Company Shareholders shall each notify the Selling Shareholder within fifteen (15) days after receipt of the Offer Notice, whether the non-Selling Company Shareholders desire to purchase all or a portion of the Offered Shares in accordance with the terms of the Offer Notice. If non-selling Company Shareholders elect to purchase all of the Offered Shares, the Selling Shareholder shall allocate the Offered Shares to the non-Selling Company Shareholders who have agreed to buy Offered Shares in accordance with the priorities set forth in the immediately following sentence, and such sale shall be

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made at the time, price and upon the terms specified in the Offer Notice. The Offered Shares shall be allocated among electing non-Selling Company Shareholders in the following priority: (i) first, to the other holders of 2002 Series A Preferred Stock pro rata in proportion to the number of shares of 2002 Series A Preferred Stock owned by such electing non-Selling Company Shareholders until the Offered Shares cannot be further allocated to the holders of 2002 Series A Preferred Stock; and (ii) second, to the extent any Offered Shares are not allocated to the holders of 2002 Series A Preferred Stock, to the Ordinary Shareholders pro rata in proportion to the number of Ordinary Shares owned by such electing non-Selling Company Shareholders. If the non-Selling Company Shareholders do not elect to purchase all of the Offered Shares, then the Selling Shareholder may sell the Offered Shares to the Offeror on terms no less favorable to the Selling Shareholder than those offered to the non-Selling Company Shareholders. If a non-Selling Company Shareholder makes an election to purchase any Offered Shares within the required period, but fails to consummate the purchase within one (1) week of the date of sale, as set forth in the Offer Notice, then the unsold Offered Shares shall be re-offered to the other non-Selling Company Shareholders in accordance with this Section 1.3.b. If a sale to be made by the Selling Shareholder has not been abandoned and the Offered Shares are not sold to the Offeror by the Selling Shareholder within six (6) months of the date of the Offer Notice, the Selling Shareholder must re-offer the Offered Shares to the non-Selling Company Shareholders in accordance with this Section 1.3.b.

1.4	Tag-along.

a.

Ordinary Shares. Except with respect to transfers otherwise permitted by this Agreement and after complying with the provisions of Section 1.3 hereof, if any Shareholder holding Ordinary Shares receives an Offer from an Offeror to purchase Ordinary Shares owned by such Shareholder, which Offer such Selling Shareholder is willing to accept, the Selling Shareholder shall afford the non-Selling Company Shareholders the right to participate in such sale by giving written notice to the non-Selling Company Shareholders accompanied by a detailed description of the terms and conditions (including, without limitation, the price for each Share and the identity of the Offeror) and a copy of any documents relating to the proposed sale (together the “Co-Sale Notice”) not less than thirty (30) days prior to such proposed sale. The non-Selling Company Shareholders shall notify the Selling Shareholder within fifteen (15) days after receipt of the Co-Sale Notice whether the non-Selling Company Shareholders desire to participate in the sale of the Ordinary Shares; provided, however, that a non-Selling Company Shareholder must elect to sell at least 50,000 Ordinary Shares (or, if less, all of such non-Selling Company Shareholder’s Ordinary Shares) in order to participate in a sale under this

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Section 1.4.a. If non-Selling Company Shareholders elect to participate in the sale of the Ordinary Shares, the Selling Shareholder shall grant to the electing non-Selling Company Shareholders the right to sell to the Offeror such number of Ordinary Shares equal to the total number of Ordinary Shares proposed to be purchased by the Offeror multiplied by a fraction, (i) the numerator of which is the total number of Shares held by the electing non-Selling Company Shareholders and (ii) the denominator of which is (A) the total number of Shares held by the electing non-Selling Company Shareholders plus (B) the total number of Shares held by the Selling Shareholder. The number of Ordinary Shares to be sold among the non-Selling Company Shareholders shall be based on their respective pro rata total ownership interests in the Company, calculated on an “as converted” basis, and such sale shall be made at the time, price and upon the terms specified in the Co-Sale Notice. If none of the non-Selling Company Shareholders elects to participate in the sale or a non-Selling Company Shareholder makes an election within the required period, but fails to consummate participation in the sale within one (1) week of the date of the sale, as set forth in the Co-Sale Notice, then the Selling Shareholder may sell the Ordinary Shares to the Offeror on terms no more favorable to the Selling Shareholder than those offered to the non-Selling Company Shareholders. If a sale to be made by the Selling Shareholder has not been abandoned and the Offered Shares are not sold to the Offeror by the Selling Shareholder within six (6) months of the date of the Co-Sale Notice, the Selling Shareholder must re-offer the right to the non-Selling Company Shareholders to participate in such sale in accordance with this Section 1.4.a.

b.

2002 Series A Preferred Stock. Except with respect to transfers otherwise permitted by this Agreement, and after complying with the provisions of Section 1.3 above and subject to Section 1.4.a. above and Section 1.4.c. below, if any holder of 2002 Series A Preferred Stock receives an Offer from an Offeror to purchase 2002 Series A Preferred Stock owned by such holder, which Offer such Selling Shareholder is willing to accept, the Selling Shareholder shall afford the non-selling holders of 2002 Series A Preferred Stock (the “non-Selling Preferred Shareholders”) the right to participate in such sale by giving written notice to such non-Selling Preferred Shareholders accompanied by a Co-Sale Notice not less than thirty (30) days prior to such proposed sale. The non-Selling Preferred Shareholders shall notify the Selling Shareholder within fifteen (15) days after receipt of the Co-Sale Notice whether the non-Selling Preferred Shareholders desire to participate in the sale of the 2002 Series A Preferred Stock; provided, however, that a non-Selling Preferred Shareholder must elect to sell at least 50,000 shares of 2002 Series A Preferred Stock (or, if less, all of such non-Selling Preferred Shareholder’s shares of 2002 Series A Preferred Stock) in order to participate in a sale under this Section 1.4.b. If non-Selling Preferred Shareholders elect to participate in the sale of the shares of 2002 Series A Preferred

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Stock, the Selling Shareholder shall grant to the electing non-Selling Preferred Shareholders, the right to sell to the Offeror such number of shares of 2002 Series A Preferred Stock equal to the total number of shares of 2002 Series A Preferred Stock proposed to be purchased by the Offeror multiplied by a fraction, (i) the numerator of which is the total number of shares of 2002 Series A Preferred Stock held by the electing non-Selling Preferred Shareholders and (ii) the denominator of which is (A) the total number of shares of 2002 Series A Preferred Stock held by the electing non-Selling Preferred Shareholders plus (B) the total number of shares of 2002 Series A Preferred Stock held by the Selling Shareholder. The number of shares of 2002 Series A Preferred Stock to be sold among the non-Selling Preferred Shareholders shall be based on their respective pro rata total ownership interests of the 2002 Series A Preferred Stock and such sale shall be made at the time, price and upon the terms specified in the Co-Sale Notice. If none of the non-Selling Preferred Shareholders elects to participate in the sale or a non-Selling Preferred Shareholder makes an election within the required period, but fails to consummate participation in the sale within one (1) week of the date of the sale, as set forth in the Co-Sale Notice, then the Selling Shareholder may sell the 2002 Series A Preferred Stock to the Offeror on terms no more favorable to the Selling Shareholder than those offered to the non-Selling Preferred Shareholders. If a sale to be made by the Selling Shareholder has not been abandoned and the Offered Shares are not sold to the Offeror by the Selling Shareholder within six (6) months of the date of the Co-Sale Notice, the Selling Shareholder must re-offer the right to the non-Selling Preferred Shareholders to participate in such sale in accordance with this Section 1.4.b.

c.

Special Tag Along. If holders of shares of 2002 Series A Preferred Stock (the “Preferred Selling Shareholders”) receive an Offer from an Offeror to purchase Shares owned by such holders in a transaction or series of related transactions, which Offer such Preferred Selling Shareholders are willing to accept, the Preferred Selling Shareholders shall, subject to the proviso in the immediately following sentence, afford the non-selling Company Shareholders the right to participate in such sale by giving written notice to such non-Selling Company Shareholders accompanied by a Co-Sale Notice not less than thirty (30) days prior to such proposed sale. The non-Selling Company Shareholders shall notify the Preferred Selling Shareholders within fifteen (15) days after receipt of the Co-Sale Notice whether the non-Selling Company Shareholders desire to participate in the sale of Shares; provided, however, that a non-Selling Company Shareholder holding only Ordinary Shares may participate in a sale under this Section 1.4.c. only if and to the extent net proceeds in respect of the sale of 2002 Series A Preferred Stock exceed the 2002 Series A Liquidation Price relating to all shares of 2002 Series A Preferred Stock. If non-Selling Company Shareholders holding only Ordinary Shares are not permitted to participate in a sale as a result of the foregoing proviso, then the provisions of Section

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1.4.b. above shall apply to the sale. If non-Selling Company Shareholders holding only Ordinary Shares are permitted to participate and elect to participate in the sale of the Shares, the Preferred Selling Shareholders shall grant to the electing non-Selling Company Shareholders the right to sell Shares to the Offeror which shall be allocated among the Preferred Selling Shareholders and the electing non-Selling Company Shareholders in the following priority: (i) first, the Preferred Selling Shareholders and the other electing holders of 2002 Series A Preferred Stock shall be entitled to sell their shares of 2002 Series A Preferred Stock until such holders receive the full 2002 Series A Liquidation Price in respect of their shares of 2002 Series A Preferred Stock; and (ii) thereafter, in the event any additional Shares to be sold to the Offeror remain unsold, the holders of Ordinary Shares and the holders of 2002 Series A Preferred Stock shall be entitled to sell their Shares on a pro rata basis based on the number of outstanding Shares owned by such holders on an “as converted” basis. Such sale shall be made at the time, price and upon the terms specified in the Co-Sale Notice. If none of the non-Selling Company Shareholders elects to participate in the sale or a non-Selling Company Shareholder makes an election within the required period, but fails to consummate participation in the sale within one (1) week of the date of the sale, as set forth in the Co-Sale Notice, then the Preferred Selling Shareholder(s) may sell the Shares to the Offeror on terms no more favorable to the Preferred Selling Shareholders than those offered to the non-Selling Company Shareholders. If a sale to be made by the Preferred Selling Shareholders has not been abandoned and the Offered Shares are not sold to the Offeror by the Preferred Selling Shareholder(s) within six (6) months of the date of the Co-Sale Notice, the Preferred Selling Shareholders must re-offer the right to the non-Selling Company Shareholders to participate in such sale in accordance with this Section 1.4.c. The provisions set forth in this Section 1.4.c. shall terminate upon the closing of an initial public offering of Shares by the Company.

1.5	Waiver of transfer provisions in the Articles of Association.

The Shareholders hereby waive applicability of article 11 of the Articles of Association that could be invoked to delay or prevent any transfer of Shares which is required or permitted to be made by this Agreement and each Shareholder agrees to execute such further waivers of such provisions as shall be necessary as a condition to effecting any such transfer. Each Shareholder hereby irrevocably appoints the Company as his or its attorney-in-fact for the purpose of executing any and all waivers which such Shareholder is required to execute pursuant to the preceding sentence.

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SECTION 2

TRANSFERS; CERTAIN PROVISIONS

APPLICABLE TO CONDER AND VAN DEN DRIES; HOLDING COMPANY

SHAREHOLDERS, VAN DUYN AND VAN DE BRANDHOF

2.1.	Prohibitions on transfer at holding company level.

a.	Until the earlier to occur of consummation of the Company’s (i) IPO or, if applicable, the expiration of a lock-up period in connection with such IPO, or (ii) Sale;

(a)	each Holding Company Shareholder may not issue shares in its capital, or grant rights to acquire shares in its capital, to any Person; and

(b)	all of the issued and outstanding shares in the capital of such Holding Company Shareholder shall not be transferred to any Person.

b.	Without prejudice to the Sections 1.2 or 2.1.a, and provided that the Beneficial Owner of a Holding Company Shareholder at all times maintains management and voting control of the Holding Company Shareholder;

(a)	each Holding Company Shareholder may, at any time, issue shares in its capital or grant rights to acquire shares in its capital to any Person; and

(b)	each shareholder of a Holding Company Shareholder may directly or indirectly transfer up to a maximum of 49.9% of the shares in the capital of the Holding Company Shareholder to one or more Affiliates, provided that the Affiliate(s) agree(s) in writing to be bound by all of the provisions of this Agreement (including this Section 2.1.b.).

2.2	Guarantee by Van den Dries.

Van den Dries hereby irrevocably and unconditionally guarantees to the other parties hereto the due and punctual performance by Conder, or an Affiliate of Conder, of all of the obligations of Conder under this Agreement.

2.3	Draft European Telecom Exchange.

Van den Dries developed a draft for a “European Telecom eXchange” and confirms that he has transferred to the Company all global exclusive rights in this matter and in particular, the rights to the name InterXion, and, insofar as necessary, confirms that he has transferred all such rights to the Company, the latter having accepted said transfer, and van den Dries confirms to not have provided rights in such property to any Person, directly or indirectly.

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2.4	Guarantee by van Duyn and van de Brandhof.

Van Duyn hereby unconditionally and irrevocably guarantees to the other parties hereto the due and punctual performance by van Duyn B.V. of all of the obligations of van Duyn B.V. under this Agreement. Van de Brandhof hereby unconditionally and irrevocably guarantees to the other parties hereto the due and punctual performance by Beauchamp of all of the obligations of Beauchamp under this Agreement.

SECTION 3

CERTAIN PROVISIONS RELATING TO THE STICHTING

3.1	Management Board of Stichting.

The Stichting shall continue to be managed in accordance with the terms as set forth in the Stichting’s articles of association. The chairman of the Stichting shall possess a tie-breaking vote in the event of a deadlock between himself and the other member of the management board of the Stichting. Notwithstanding the foregoing, the Stichting’s management shall unanimously pass certain resolutions, including those that determine how the Stichting should vote its shares.

3.2	Transfer and Voting of Shares by the Stichting.

Except as otherwise provided in Section 3.3, the Stichting shall not transfer any Shares held by it, except for transfers of Shares to the Company pursuant to article 7, paragraph 3, of the Administration Conditions.

3.3	Termination of Administration by the Stichting.

The Stichting may not terminate its administration of the Shares held by it (decertificering) or in connection with any such termination of administration, transfer any Shares held by it to any holder of depositary receipts issued by it, except in conjunction with, and substantially simultaneously with, the consummation of (i) an IPO or (ii) a Sale.

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SECTION 4

[Intentionally omitted in the agreement of 27 August 2002]

SECTION 5

MANAGEMENT OF THE COMPANY

5.1	The Supervisory Board.

a.	Election.

i.	The Company shall at all times have a supervisory board, which shall consist of up to five (5) persons (the “Supervisory Board”). Baker shall be entitled to nominate three (3) members, one (1) of which shall be nominated by Lamont Finance N.V. and two (2) of which shall be nominated by Chianna Investment N.V.; Parc-IT shall be entitled to nominate one (1) member; and the meeting of the holders of Ordinary Shares shall be entitled to nominate one (1) member. Each of the Shareholders agrees to vote its Shares in favor of such nominations. At Baker’s request, to ensure that the Company remains a “foreign private issuer” for purposes of U.S. federal securities laws at all times, a majority of the Supervisory Board shall be comprised of persons who are not U.S. citizens or residents. Baker shall have the priority right to nominate U.S. citizens or residents to become members of the Supervisory Board before other Shareholders who have nomination rights under this Section 5.1.a.i. The Supervisory Board shall appoint a member of the Supervisory Board nominated by Baker as chairman of the Supervisory Board (the “Chairman”). In the event that any vote by the Supervisory Board results in a tie, the Chairman shall have the right to cast the deciding vote.

ii.	Nomination rights of a specific Shareholder, as set forth in Section 5.1.a.i., shall lapse when such Shareholder is no longer a Shareholder of the Company. The Shareholders shall vote in favor of the Articles of Association to be amended accordingly.

b.	No Employment Relationship. None of the members of the Supervisory Board shall be employed by the Company or any of its subsidiaries.

c.	Language; Minutes; Meetings. The Supervisory Board shall meet as often as it deems appropriate. The working language for meetings of the Supervisory Board shall be English and written minutes shall be kept in English. Meetings of the Supervisory Board may be held telephonically or in person.

d.	Quorum. A meeting of the Supervisory Board shall only be quorate if a majority of the members of the Supervisory Board is present.

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e.	Removal. The Shareholders shall, from time to time, to the extent necessary, vote their Shares with respect to the removal of members of the Supervisory Board in such manner as the Shareholder or Shareholders who nominated such member of the Supervisory Board shall direct. Each of the Shareholders agrees to direct any such action to the other Shareholders only with respect to members of the Supervisory Board nominated by any of them.

f.	[Intentionally omitted in the agreement of 23 August 2007.]

g.	Compensation. Each ordinary member of the Supervisory Board shall be entitled to compensation at the rate of 15,000 euros per year. The Chairman shall be entitled to compensation at the rate of 25,000 euros per year. These compensation amounts shall apply for the fiscal year 2006 onwards and can thereafter be adjusted by a decision of the meeting of the holders of 2002 Series A Preferred Stock. Each member of the Supervisory Board shall be reimbursed in accordance with the Company’s payment policy for all reasonable expenses (including, but not limited to, travel and out-of-pocket expenses) incurred by such member in connection with serving on the Supervisory Board. In addition to the compensation pursuant to this section, each member of the Supervisory Board may also from time to time be entitled to receive options pursuant to Section 5.10.

5.2	Management Board.

a.	Election. Each member of the Management Board shall be elected by the general meeting of shareholders of the Company from a binding nomination of the meeting of the holders 2002 Series A Preferred Stock.

b.	Removal; Suspension. A member of the Management Board may be removed or suspended by the general meeting of shareholders of the Company. In the event that a member of the Management Board is removed or suspended without the prior proposal of the meeting of the holders of 2002 Series A Preferred Stock, the shareholders’ resolution shall require a two-thirds (2/3) majority representing more than half of the issued capital of the Company.

c.	Language; Meetings. The working language of the Management Board shall be English. If the Company has more than one (1) Managing Director, the Management Board shall meet at least once a week. Written minutes of such meetings shall be kept in English. These meetings may be held telephonically as well as in person.

d.	Supervisory Board Meetings. The Management Board shall meet with the Supervisory Board at least quarterly, or more often as may be requested by the Supervisory Board.

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5.3	Committees.

a.	Representation. Baker shall be entitled to representation on any committee of the Company (including, without limitation, audit, compensation and nomination committees) created by the Supervisory Board, whether existing as of the date hereof or established hereafter, and if requested in writing by Baker to the Company, on any such committees of each of its subsidiaries.

b.	Written Rules. The Supervisory Board shall, as soon as practicable after the establishment of a committee of the Company, adopt written procedural rules or regulations for such committee.

5.4	Business Plan.

a.	Effect of Plan. The Company shall at all times maintain a rolling three-year strategic plan (the “Strategic Plan”). The Company shall for each fiscal year maintain an annual budget which will be based on the then applicable Strategic Plan and on the plans for the current fiscal year (the “Annual Budget”). The business of the Company and its subsidiaries shall at all times be managed and operated in accordance with the Annual Budget.

b.	Presentation Annual Budget and Strategic Plan. The Management Board shall, not later than forty (40) days before the end of each fiscal year provide to the Supervisory Board for its approval (i) an Annual Budget for the coming fiscal year; and (ii) an update of the Strategic Plan incorporating the coming fiscal year and the two subsequent fiscal years. Such update shall include a reconciliation between the Strategic Plan as presented for the previous fiscal year and this update.

c.	[Intentionally omitted in agreement of 23 August 2007]

d.	Timing. The Management Board and the Supervisory Board shall each use their best efforts to have each Strategic Plan and each Annual Budget (collectively the “Business Plan”) approved no later than two (2) weeks prior to the beginning of each fiscal year.

e.	[Intentionally omitted in the agreement of 23 August 2007]

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5.5	Consent Rights of the Supervisory Board.

The Company shall not, nor will it permit any of its subsidiaries, to take any actions that are not in accordance with authorization procedures as approved by the Supervisory Board or any of the following actions (whether individually or part of a series of related transactions), unless such actions have been approved in advance by the Supervisory Board:

a.	Except as contemplated by the Business Plan, acquisitions or dispositions of assets having a value in any calendar year in excess of 500,000 euros, in the aggregate on a consolidated basis;

b.	Except as contemplated by the Business Plan, incurrence or assumption of indebtedness or lease obligations, including entering into or amending any credit, loan or debt facility, in any calendar year in the aggregate on a consolidated basis in excess of 1,000,000 euros, including funded debt and guarantees, or entering into any commitment to incur or assume any such indebtedness or lease obligations;

c.	[Intentionally omitted in the agreement of 23 August 2007]

d.	Issuance of new Shares (or rights to acquire shares) of the Company or delegation of the right to issue Shares in the capital of the Company, and to exclude applicability of preemptive rights with respect to such issuance, to any other body than the general meeting of shareholders, or the issuance of any debt security of the Company or the issuance of equity or debt security of any subsidiary;

e.	Engaging in any new line of business other than as conducted on the date hereof or as contemplated by the Business Plan;

f.	Except as contemplated by the Investment Documents, engaging in any transaction with (i) any Shareholder or any Affiliate of a Shareholder or (ii) any Affiliate of the Company, including the Company’s direct and indirect subsidiaries, unless on an “arms length” basis and on commercially reasonable terms;

g.	Except as contemplated by the Business Plan, the pledge of, or the placing of other encumbrances on, any of the shares of the Company’s subsidiaries;

h.	Except as contemplated herein, the complete or partial transfer to third parties of control over the activities of the Company or any of its subsidiaries;

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i.	Acquisition of interests in, or entering into joint ventures or partnerships with other enterprises or companies;

j.	Establishment of any subsidiary, branch or representative office, except as contemplated by the Business Plan;

k.	Initiating or settling litigation or other claims, in each case other than suits involving an amount less than 250,000 euros;

l.	Except as contemplated by the Business Plan or by business cases as approved by the Supervisory Board, entering into or terminating any contract or series of related contracts involving the expenditure of more than 1,000,000 euros by the Company or any subsidiary;

m.	Exercise of voting rights with respect to shares held by the Company in any subsidiary of the Company with respect to any matter set forth in this Section 5.5 or Section 5.6;

n.	Selection or appointment of any agent or manager in any debt or equity offering of the Company or any subsidiary;

o.	Declaration and payment of interim dividends or other distributions with respect to shares in the Company’s capital;

p.	Subject to Dutch law, approval and dismissal of the Company’s independent accountants; and

q.	Hiring, firing or changing the compensation of any employee of the Company that reports directly to the Chief Executive Officer.

5.6	Consent rights of the holders of 2002 Series A Preferred Stock

The Company shall not take any of the actions set forth below (whether individually or as part of a series of related transactions) without the prior approval of the meeting of the holders of 2002 Series A Preferred Stock:

a.	Issuance of new Shares (or rights to acquire shares) of the Company or delegation of the right to issue Shares in the capital of the Company, and to exclude applicability of preemptive rights with respect to such issuance, to any other body than the general meeting of shareholders;

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b.	Merger, consolidation, change of control or other similar type of business combination involving the Company and any other company;

c.	Demerger or spin-off involving the Company or any of its assets;

d.	Dispositions of assets having a value in any calendar year in excess of 10,000,000 euros, in the aggregate on a consolidated basis;

e.	Incurrence or assumption of indebtedness or lease obligations, including entering into any credit, loan or debt facility, in any calendar year in the aggregate on a consolidated basis in excess of an amount of 120,000,000 euros, including funded debt and guarantees, or entering into any commitment to incur or assume any such indebtedness or lease obligations, provided that for the calculation of the aforementioned amount, refinancing arrangements of existing indebtedness or lease obligations will not be taken into consideration;

f.	Dissolution of or winding up of the Company or other corporate reorganization or transaction which results in the sale of all or substantially all of the Company’s assets on a consolidated basis;

g.	Declaration of dividends or other distributions and establishment of reserves not required to be maintained by the Articles of Association or by law;

h.	[Intentionally omitted in the agreement of 27 August 2002]

i.	[Intentionally omitted in the agreement of 23 August 2007]

j.	Except as contemplated by the Investment Documents, engaging in any transaction with (i) any Shareholder or any Affiliate of a Shareholder or (ii) any Affiliate of the Company, including the Company’s direct and indirect subsidiaries, unless on an “arms length” basis and on commercially reasonable terms;

k.	Except as contemplated by the Investment Documents, issuance of shares in the Company’s capital or the granting of rights to acquire Shares in the Company’s capital and exclusion of preemptive rights with respect to (i) the issuance of Shares in the Company’s capital or (ii) the granting of rights to acquire Shares in the Company’s capital;

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l.	Except as contemplated by the Investment Documents, redemption or repurchase of any Shares in the Company’s capital or any other reduction of the Company’s share capital;

m.	Initiating or settling litigation or other claims, in each case other than suits involving an amount less than 10,000,000 euros; and

n.	[Intentionally omitted in the agreement of 23 August 2007]

o.	[Intentionally omitted in this agreement]

p.	Filing of any registration statement with respect to a primary or secondary debt or equity offering of the Company or any subsidiary.

q.	[Intentionally omitted in the agreement of 23 August 2007]

r.	[Intentionally omitted in the agreement of 23 August 2007]

s.	[Intentionally omitted in the agreement of 23 August 2007]

5.7	Articles of association of the Company’s subsidiaries.

The Company covenants that it shall take all necessary actions to continue to harmonize the articles of association or other governing documents of all of its direct or indirect current and future subsidiaries (whether Dutch or foreign), as promptly as practicable, to provide that none of the actions listed in Section 5.5. or Section 5.6 may be taken by such subsidiary without the written consent of the general meeting of shareholders or the supervisory board. The Company covenants to take such action at the time of making additional proposed amendments to the articles of association or governing documents of such subsidiaries. The Company further covenants that between the date hereof and the effective date of any such amendments, unless otherwise approved by the meeting of the holders of 2002 Series A Preferred Stock, the Company shall not cause any of its subsidiaries to take actions which would otherwise require shareholder or Supervisory Board approval under the amended articles of association of each subsidiary, as contemplated by this Section 5.7.

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5.8	Financial statements.

a.	The Company shall deliver to the Supervisory Board:

(i)	as soon as available and in any event within ninety (90) days after the end of each fiscal year, audited consolidated statements of income, retained earnings and changes in financial position of the Company and its consolidated subsidiaries for such year and the related balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with U.S. GAAP (with a reconciliation to IFRS) or IFRS, consistently applied;

(ii)	in the time frame agreed upon with the Supervisory Board, unaudited consolidated statements of income, retained earnings and changes in financial position of the Company and its consolidated subsidiaries for such month or such fiscal quarter, as the case may be, and the related balance sheet as at the end of such month or such fiscal quarter, as the case may be, prepared in accordance with U.S. GAAP (with a reconciliation to IFRS) or IFRS, consistently applied; and

(iii)	from time to time, such other information regarding the business, affairs or financial conditions of the Company as the Supervisory Board may reasonably request.

b.	The Company shall also deliver to a Shareholder the financial statements referred to in Sections 5.8. a.i. and 5.8. a.ii as soon as practicable following receipt of a written request from a Shareholder.

5.9	Access to other information/Tax.

a.	Subject to the prior approval of the Management Board and the Chairman, each member of the Supervisory Board shall have the right, at the Company’s expense, to visit and inspect the properties of the Company and its subsidiaries and to examine and audit the books and records of the Company and its subsidiaries (and to make copies thereof or extracts therefrom) and to discuss the respective affairs, finances and accounts of the Company and its subsidiaries with the respective directors and officers of the Company and its subsidiaries. The Company and the Management Board will give such assistance as any member of the Supervisory Board may reasonably request in connection with the exercise of his rights under this Section 5.9.

b.

The Company shall promptly notify each Shareholder if the Company or any of its subsidiaries is treated as a “controlled foreign corporation” (“CFC”) or a “passive foreign investment company” (“PFIC”) or a “foreign personal holding company” (“FPHC”), in each case, within the meaning of the U.S. Internal

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Revenue Code of 1986, as amended (the “IRC”). At the request of any Shareholder, the Company shall, at the Company’s expense, provide such Shareholder on a timely basis with any information such Shareholder reasonably requests to enable such Shareholder to timely and properly make an election under Section 1295 of the IRC for the Company or any of its subsidiaries or to comply with the reporting requirements relating to such an election, and any other information as may be requested by any Shareholder for purposes of completing United States federal, state or local income tax returns, including, without limitation, with respect to the status as a CFC or a FPHC of the Company or any of its subsidiaries.

c.	PFIC/CFC. In the event that the Company or any of its subsidiaries is classified as a PFIC, the Company will provide all Shareholders with the information needed to report income and gain pursuant to an election to treat the Company or any of its subsidiaries as a qualified electing fund (a “QEF”). The Company agrees to use its reasonable best efforts to avoid being classified as a PFIC. Although the Company also agrees to use its reasonable best efforts to avoid becoming a CFC in the future, the Shareholders acknowledge that such determination depends upon shareholder voting and value percentages, which are beyond the Company’s control.

d.	Check-the-box-elections. The Company has made an election with respect to all of its subsidiaries, except those for which such an election is not available, on IRS Form 8832, to treat its subsidiaries (now and hereinafter created) as disregarded entities for U.S. federal income tax purposes. The Company agrees not to form any subsidiaries for which such an election cannot be made unless: (a) consent is obtained from a majority of the 2002 Series A Preferred Stock; or (b) the country in which the subsidiary is formed does not offer an entity with limited liability for which such an election can be made.

e.	Dividends. As soon as practicable after the Initial Closing Date, the Company and each Shareholder shall use best efforts to take all steps necessary, including making amendments to the Articles of Association proposed by the requisite Shareholders (if permitted under applicable law), to timely qualify the dividends payable on 2002 Series A Preferred Stock as a return of capital or other distribution not subject to Dutch withholding tax.

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5.10	Stock Option Plan.

a)	The Company shall at all times maintain in force a stock option plan (the “Stock Option Plan”). All amendments or changes to the Stock Option Plan shall require the approval of the Supervisory Board. The Shares covered by the Stock Option Plan shall continue to be held by the Stichting and options to acquire such Shares may continue to be granted to existing and new employees of the Company and its subsidiaries and to advisors and members of the Supervisory Board of the Company.

b)	The Stock Option Plan shall continue to provide for the grant by the Supervisory Board of options thereunder for depositary receipts for Ordinary Shares at an exercise price for each such share represented by such depositary receipt as set by the Supervisory Board.

c)	In case an option is granted at an exercise price which is below the Fair Market Value of an Ordinary Share, the exercise price shall not be below the Initial 2002 Series A Conversion Price.

d)	The maximum number of options to be issued will be such that following the date hereof, the total number of outstanding or reserved options and the number of shares issued pursuant to the exercise of options shall represent no more than 14% of the total number of Shares on a Fully Diluted Basis at the date this Agreement is entered into.

e)	Options to acquire securities of the Company shall not be granted by the Company:

(i)	to any Supervisory Board member without the prior approval of the holders of at least a majority of the 2002 Series A Preferred Stock; and

(ii)	to any employee of or any advisor to the Company without the prior approval of the Supervisory Board.

5.11	Full -time involvement of Chief Executive Officer; Non-compete.

The Chief Executive Officer shall, while he is employed by the Company and/or any of its subsidiaries, perform his obligations under such employment arrangement(s) on a full-time basis, and shall not, without the prior written consent of the Supervisory Board engage in any other paid or non-paid activity.

The Company shall ensure that insofar as allowed under mandatory requirements of applicable law:

(i) each employee of the Company and its subsidiaries shall have a contract with the Company containing a covenant not to compete in the form of Schedule 5.11.(i) hereto;

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(ii) each employee of the Company and its subsidiaries shall have entered into a contract containing a provision regarding ownership of intellectual property and inventions in the form of Schedule 5.11.(ii); and

(iii) no officer or managing director of any of the Company’s subsidiaries shall be a member of a supervisory or an advisory board or similar boards of a Person without the prior approval of the Supervisory Board.

5.12	Insurance.

The Company shall continue to maintain insurance for the Company, members of the Supervisory Board and Management Board, its officers and managing directors of its subsidiaries of the types normally maintained by companies operating similar businesses as the Company. As set forth in the Articles of Association, the Company also agrees to indemnify each member of the Supervisory Board and the Management Board to the fullest extent permitted under Dutch law.

5.13	Financial Controls; Signature Authority.

All cash not needed for the operation of the Company’s business will be:

(i) deposited in a current account at an internationally recognized bank; or

(ii) invested in money market securities (of the type approved by the Supervisory Board) having a maturity that at all times matches the Company’s cash flow needs as established pursuant to the Business Plan.

Bank transfers of any kind (including, but not limited to, the current account described in the previous sentence) relating to amounts greater than 100,000 euros (or the equivalent thereof) shall require the signature of at least one of the officers of the Company duly authorized (the “Authorized Officers”) pursuant to an authorization document as will be prepared by the Management Board and approved by the Supervisory Board in relation to each fiscal year. The Company covenants to implement a similar requirement for each of its subsidiaries as soon as practicable, but in no event later than thirty (30) days after the date hereof, and with respect to the subsidiaries, any such individual transaction or series of related transactions shall require the signature of both the subsidiary’s managing director and an Authorized Officer.

5.14	Accountants.

The Shareholders shall exercise their vote such that the independent accountants appointed to audit the Company’s annual accounts shall at all times continue to be an international accounting firm.

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5.15	[Intentionally omitted in the agreement of 23 August 2007]

5.16.	Amendment of the Articles of Association.

No amendment to the Articles of Association shall be approved by the general meeting of shareholders, unless upon the proposal of the meeting of the holders of 2002 Series A Preferred Stock.

5.17.	[Intentionally omitted in the agreement of 23 August 2007]

SECTION 6

[Intentionally omitted in the agreement of 23 August 2007]

SECTION 7

[Intentionally omitted in the agreement of 27 August 2002]

SECTION 8

CONVERSION

8.1	Preferred Stock Conversion Right.

a.	Right to Convert. A holder of shares of 2002 Series A Preferred Stock may convert such shares into Ordinary Shares at any time in whole or in part at the option of such holder. For the purposes of conversion, each share of 2002 Series A Preferred Stock as of the date hereof has an initial conversion price of 0.20 euro per share (the “Initial 2002 Series A Conversion Price”). The “Conversion Price” for the 2002 Series A Preferred Stock shall initially equal the Initial 2002 Series A Conversion Price. The Initial 2002 Series A Conversion Price shall be divided by its Conversion Price in effect on the Conversion Date to determine the number of Ordinary Shares issuable for each share of 2002 Series A Preferred Stock upon conversion. Immediately following such conversion, the rights of the relevant holder of converted shares of 2002 Series A Preferred Stock as holder shall cease and the Persons entitled to receive Ordinary Shares upon the conversion of the relevant shares of 2002 Series A Preferred Stock shall be treated for all purposes as having become the owners of such Ordinary Shares.

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b.	Automatic Conversion. Upon (i) the consummation of an IPO or a Sale and (ii) the payment (at the option of a holder of shares of 2002 Series A Preferred Stock in cash or in Ordinary Shares) of all accrued and unpaid dividends as well as of the 2002 Series A Liquidation Price, the Company shall cause the outstanding shares of 2002 Series A Preferred Stock to be automatically converted into Ordinary Shares at the Conversion Price of 2002 Series A Preferred Stock in effect immediately after giving effect to and subject, in all respects, to the consummation of such IPO or Sale.

Immediately following such conversion, the rights of the holders of converted shares of 2002 Series A Preferred Stock as holders shall cease and the Shareholders entitled to receive Ordinary Shares upon the conversion of shares of 2002 Series A Preferred Stock shall be treated for all purposes as having become the owners of such Ordinary Shares.

c.	Conversion Date. The date on which a holder of 2002 Series A Preferred Stock converts its shares of 2002 Series A Preferred Stock into Ordinary Shares or the date on which shares of 2002 Series A Preferred Stock are automatically converted into Ordinary Shares pursuant to Section 8.1., as the case may be, shall be the “Conversion Date.” As soon as practicable thereafter, the Company shall register the number of full Ordinary Shares issuable upon the conversion in the shareholders register.

d.	Fractional Shares. The Company shall not issue fractional Ordinary Shares upon conversion of shares of 2002 Series A Preferred Stock.

e.	Taxes. If a holder converts shares of 2002 Series A Preferred Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Ordinary Shares upon the conversion.

f.	Reservation of Shares; Listing. The Company has reserved and shall continue to reserve out of its authorized but unissued Ordinary Shares, a sufficient number of Ordinary Shares to permit the conversion of the 2002 Series A Preferred Stock in full. All Ordinary Shares that may be issued upon conversion of the 2002 Series A Preferred Stock shall be fully paid and non-assessable. The Company shall endeavor to comply with all securities laws regulating the offer and delivery of Ordinary Shares upon conversion of 2002 Series A Preferred Stock and if Ordinary Shares or ADRs representing such Ordinary Shares are then listed or thereafter become listed on any national securities exchange or automated quotation system, the Company shall use its best efforts to list such Ordinary Shares or ADRs on each such exchange or system on which the Ordinary Shares or ADRs are or become listed, as the case may be.

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g.	Adjustments to the Conversion Price. If and whenever the Company shall issue or sell, or is, in accordance with Sections 8.1. g.i. through 8.1. g.viii., deemed to have issued or sold, any Ordinary Shares (other than options to acquire Ordinary Shares under the Stock Option Plan and Ordinary Shares issuable upon the exercise of such options that are reserved for issuance as of the date of filing of the deed of amendment to the Articles of Association (the “Deed”) as contemplated by the Investment Documents, as long as the exercise price per share of such options is not less than the Fair Market Value per share of the Ordinary Shares on the date of grant of such options) for a consideration per share less than the higher of:

(1) the Conversion Price in effect immediately prior to the time of such issue or sale; or

(2) the Fair Market Value of the Ordinary Shares determined as of the date of such issue or sale,

then, immediately upon such actual issue or sale, or the date Ordinary Shares are deemed to have been issued or sold pursuant to Section 8.1.g.i. through 8.1.g.viii., as the case may be, the Conversion Price of the 2002 Series A Preferred Stock shall be reduced to whichever of the following Conversion Prices is lower:

a)	the Conversion Price determined by dividing (1) the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Ordinary Shares Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (2) the number of shares of Ordinary Shares Deemed Outstanding immediately after such issue or sale; or

b)	the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Ordinary Shares Deemed Outstanding immediately prior to such issue or sale multiplied by the Fair Market Value of the Ordinary Shares determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Company upon such issue or sale, and the denominator of which shall be the product derived by multiplying the Fair Market Value of the Ordinary Shares by the number of Ordinary Shares Deemed Outstanding immediately after such issue or sale.

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Notwithstanding the foregoing provisions of this Section 8.1, the issuance of options to acquire Ordinary Shares under the Stock Option Plan with an exercise price that is below Fair Market Value but equal to or greater than the Initial 2002 Series A Conversion Price will not trigger a reduction in the Conversion Price pursuant to the formulas under subparagraph a) and b) above.

Notwithstanding the foregoing provisions of this Section 8.1.g;

(a) if and whenever the Company shall issue or sell, or is, in accordance with Sections 8.1.g.i. through 8.1.g.viii., deemed to have issued or sold, any Ordinary Shares (other than options to acquire Ordinary Shares under the Stock Option Plan and Ordinary Shares issuable upon the exercise of such options that are reserved for issuance as of the date of filing of the Deed as contemplated by the Investment Documents, as long as the exercise price per share of such options is not less than the Fair Market Value per share of the Ordinary Shares on the date of grant of such options) for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale; and

(b) at such time, Shareholders holding New Warrants are entitled to “full-ratchet anti-dilution protection” in accordance with article 2(a)(i) or 2(a)(ii) of such New Warrants, then, immediately upon such actual issue or sale, or the date Ordinary Shares are deemed to have been issued or sold pursuant to Section 8.1.g.i. through 8.1.g.viii., as the case may be, the Conversion Price shall be reduced to the lowest price per share for which such Ordinary Shares have been issued or sold (or deemed to have been issued or sold).

For purposes of this Section 8.1., the following subparagraphs g.i to g.viii shall also be applicable:

(i)

If at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Ordinary Shares or any stock or security convertible into or exchangeable for Ordinary Shares (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount,

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if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of Ordinary Shares issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price or Fair Market Value of the Ordinary Shares immediately prior to the time of the granting of such Options, then the total maximum number of Ordinary Shares issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options, shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and (for purposes of determining the number of shares of Ordinary Shares Deemed Outstanding) thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (g)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of Ordinary Shares or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Ordinary Shares upon conversion or exchange of such Convertible Securities, but shall be made only upon the date of such deemed issuance.

(ii)

In the event that the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Ordinary Shares are issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of Ordinary Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price or Fair Market Value of the Ordinary Shares immediately prior to the time of such issue or sale, then the total maximum number of Ordinary Shares issuable upon conversion or exchange of all such Convertible Securities shall be deemed

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to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and (for purposes of determining the number of Ordinary Shares Deemed Outstanding) thereafter shall be deemed to be outstanding, provided that:

(a) except as otherwise provided in subparagraph (g)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Ordinary Shares upon conversion or exchange of such Convertible Securities (but shall be made only upon the date of such deemed issuance); and

(b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this paragraph (g); no further adjustment of the Conversion Price, whether provided for under this subparagraph (g)(ii) or otherwise in this Agreement, shall be made by reason of such issue or sale.

(iii)	Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph (g)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (g)(i) or (g)(ii), or the rate at which Convertible Securities referred to in subparagraph (g)(i) or (g)(ii) are convertible into or exchangeable for Ordinary Shares shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that no adjustment shall be made to such Conversion Price pursuant to this paragraph (g) that would increase the Conversion Price above the Conversion Price in effect immediately prior to the issuance of such Option or Convertible Security; and on the expiration or termination of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

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(iv)	In the event that the Company declares a dividend or makes any other distribution upon any stock of the Company payable in Ordinary Shares (except for dividends or distributions upon the Ordinary Shares payable solely in Ordinary Shares), Options or Convertible Securities, any Ordinary Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(v)	In the event that the Company shall make or issue, or fix a record date for the determination of holders of Ordinary Shares entitled to receive a dividend or other distribution payable in securities of the Company, then and in each such event, lawful and adequate provision shall be made so that the holders of 2002 Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the number of securities of the Company which they would have received had their 2002 Series A Preferred Stock been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 8 with respect to the rights of the holders of the 2002 Series A Preferred Stock.

(vi)	In the event that any Ordinary Shares, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In the event that any Ordinary Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Supervisory Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration of 0.02 euro.

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(vii)	In the event that the Company shall fix a date to determine the holders of its Ordinary Shares for the purpose of entitling them:

(a) to receive a dividend or other distribution payable in Ordinary Shares, Options or Convertible Securities; or

(b) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(viii)	The number of Ordinary Shares outstanding at any given time shall not include Shares owned or held by or for the account of the Company (or any subsidiary), and the disposition of any Ordinary Shares so owned shall be considered an issue or sale of Ordinary Shares for the purpose of this subparagraph (g).

h.	Subdivisions. In the event that the Company shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding Ordinary Shares into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in such case, the outstanding Ordinary Shares shall be combined into a smaller number of shares, such Conversion Price in effect immediately prior to such combination shall be proportionately increased.

i.

Reorganizations, Reclassifications, Mergers, Etc. Except for an event which the holders of the 2002 Series A Preferred Stock elect to treat as a Liquidation Event, if any capital reorganization or reclassification of the capital stock of the Company, or a merger or consolidation of the Company with or into another company or the sale of all or substantially all of the Company’s properties and assets to any other Person, shall be effected in such a way that holders of Ordinary Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Ordinary Shares, then, as a condition of such reorganization, reclassification, merger, consolidation or sale, lawful and adequate provisions shall be made whereby each holder of a share or shares of 2002 Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the Ordinary Shares immediately theretofore receivable upon the conversion of such share or shares of 2002 Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange

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for a number of outstanding Ordinary Shares equal to the number of Ordinary Shares immediately theretofore receivable upon such conversion had such reorganization, reclassification, merger, consolidation or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for:

a) adjustments of the Conversion Price then in effect; and

b) the right to convert pursuant to Sections 8.1.a and 8.1.b);

shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

j.	Rounding. No adjustment in the Conversion Price need be made until all cumulative adjustments amount to 1% or more of such Conversion Price as last adjusted. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph shall be made to the nearest 1/10,000th of a euro or to the nearest 1/10,000th of a share, as the case may be. No adjustment in the Conversion Price shall reduce such Conversion Price below the then nominal value of the Ordinary Shares.

k.	Ordinary Shares. As used in this Section 8, the term “Ordinary Shares” shall mean and include the Company’s authorized Ordinary Shares, as constituted on the date of filing of the Deed as contemplated by the Investment Documents, and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage of nominal value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the Ordinary Shares receivable upon conversion of shares of 2002 Series A Preferred Stock shall include only shares designated as Ordinary Shares of the Company on the date of filing of the Deed, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 8.1. i.

l.	Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to holders of 2002 Series A Preferred Stock, first class, postage prepaid, a notice of the adjustment. The Company shall make available to holders of 2002 Series A Preferred Stock upon request, a certificate from the Company’s independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it.

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m.	Other Notices. In the event that at any time:

(i) the Company shall declare any dividend upon its Ordinary Shares payable in cash or stock or make any other distribution to the holders of its Ordinary Shares;

(ii) the Company shall offer for subscription pro rata to the holders of its Ordinary Shares any additional shares of stock of any class or other rights;

(iii) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all its assets to, another Person or Persons; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

Then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, or by facsimile, addressed to each holder of any shares of 2002 Series A Preferred Stock at the address of such holder as shown on the books of the Company, (A) prior written notice no later than the fifteenth (15th) day before the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, prior written notice no later than the fifteenth (15th) day before the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Ordinary Shares shall be entitled thereto and such notice in accordance with the foregoing clause (B) shall also specify the date or projected date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

8.2	Treatment.

In the event that as a result of Section 8.1, Ordinary Shares are to be issued, the Company shall issue those shares as stock dividend, and to the extent the distributable reserves are insufficient or such issuance is otherwise prohibited by law, the holders of 2002 Series A Preferred Stock shall pay (in cash or in kind) the nominal value of those shares.

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SECTION 9

EXCHANGE

9.1	Exchange Loan.

At any time after the date hereof, to the extent permitted by applicable law, if approved by holders of at least a majority of the 2002 Series A Preferred Stock, shares of 2002 Series A Preferred Stock may be exchanged for a debt interest (an “Exchange Loan”) in the Company on substantially the same terms as the 2002 Series A Preferred Stock held by the holders of 2002 Series A Preferred Stock and as described in the form of note on Schedule 9.1. A decision to exchange shares of 2002 Series A Preferred Stock shall be taken within ten (10) days of the date that notice has been delivered to all holders of 2002 Series A Preferred Stock by a holder of 2002 Series A Preferred Stock desiring to exchange shares of 2002 Series A Preferred Stock for an Exchange Loan. If such decision is approved in accordance with this Section 9.1 and an exchange is permitted under applicable law, all holders of 2002 Series A Preferred Stock shall have the right, but not the obligation, to exchange shares of 2002 Series A Preferred Stock for an Exchange Loan. Exchanges of 2002 Series A Preferred Stock shall take place on a pro rata basis, in proportion to the holder’s respective amount of shares proposed to be exchanged to the number of shares that can be repurchased by the Company under applicable law as a result of the exchange. Following any such exchange of 2002 Series A Preferred Stock for debt, such Exchange Loan may be re-exchanged for Ordinary Shares.

SECTION 10

LIQUIDATION EVENTS AND PAYMENT OF PREFERENCE

10.1	Liquidation Events.

Upon the liquidation or dissolution of the Company a “Liquidation Event” shall be deemed to have occurred.

10.1.1 Payment of 2002 Series A Liquidation Price.

The Company shall pay the 2002 Series A Liquidation Price to the holders of 2002 Series A Preferred Stock as soon as practicable following the occurrence of the Liquidation Event. For purposes of this Agreement, “2002 Series A Liquidation Price” shall mean a payment to the holders of 2002 Series A Preferred Stock in an amount equal to the 2002 Series A Preferred Stock Purchase Price, reduced by the amounts of any dividends or other distributions paid on the 2002 Series A Preferred Stock. To the extent any residual amount exists thereafter, a payment shall be made by the Company pro rata among all holders of Ordinary Shares and all holders of 2002 Series A Preferred Stockon an “as converted” basis.

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10.1.2 Shareholder Approval.

The Shareholders agree to vote in favor of the payment of the 2002 Series A Liquidation Price to the holders of 2002 Series A Preferred Stock upon a Liquidation Event as well as of the payment of any residual amount to all holders of Ordinary Shares and all holders of 2002 Series A Preferred Stock on an “as converted basis”, if a vote of shareholders is required.

10.2	Payment of Preference.

Upon the request of a holder of 2002 Series A Preferred Stock and in the understanding that such holder shall continue to hold the relevant 2002 Series A Preferred Stock, the Company shall pay to such holder an amount equal to its pro rata portion of the 2002 Series A Liquidation Price in relation to all of such holder’s shares of 2002 Series A Preferred Stock as soon as practicable following such request.

10.2.1 Shareholder Approval.

The Shareholders agree to vote in favor of the payment of an amount equal to the 2002 Series A Liquidation Price to such holder of 2002 Series A Preferred Stock pursuant to sub-section 10.2, if a vote of shareholders is required.

SECTION 11

DIVIDENDS

11.1	Dividends.

Each Shareholder shall be entitled to receive dividends which may be paid from time to time, when and if dividends are paid from the profits of the Company and, if permitted under Dutch law, as a result of a sale by the Company (effected directly or indirectly through an Affiliate) of shares or assets of the Company or a subsidiary other than pursuant to an IPO, Sale or Liquidation Event. Such dividends shall be distributed in the following priority:

(i) first, to the holders of 2002 Series A Preferred Stock in an amount equal to the 2002 Series A Preferred Stock Purchase Price, reduced by any dividends or other distributions previously paid on the 2002 Series A Preferred Stock; and

(ii) second, to the extent any residual amount exists thereafter, pro rata among all holders of Ordinary Shares and all holders of 2002 Series A Preferred Stock on an “as converted” basis.

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11.2	Priority of 2002 Series A Preferred Stock Dividends.

Holders of 2002 Series A Preferred Stock shall be entitled to receive dividends provided for in this Agreement and the Articles of Association in preference to and in priority over, any dividends upon any of the Company’s Ordinary Shares and each other series of preferred stock in the share capital of the Company (collectively, “Junior Securities”). Unless full dividends on all outstanding shares of 2002 Series A Preferred Stock equal to the 2002 Series A Liquidation Price have been declared and paid in full, then:

(i) no dividend (other than a dividend payable solely in shares of any Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities;

(ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities, other than a distribution consisting solely of Junior Securities;

(iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities) by the Company or any of its subsidiaries; and

(iv) no monies shall be paid into or set apart or made available for a fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the Company or its subsidiaries.

SECTION 12

[Intentionally omitted in the agreement of 27 August 2002]

SECTION 13

[Intentionally omitted in the agreement of 23 August 2007]

SECTION 14

EXIT

14.1	Exit strategy.

The Shareholders agree and acknowledge that it is their intention to consummate an IPO or a Sale. It is also the parties’ intention that, to the extent possible, the lead manager or agent for the IPO or the Sale will be a leading global investment bank.

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14.2	Agreement to cooperate with IPO or Sale.

If the Company decides to effect an IPO or Sale, the Shareholders shall take all such action as the Company may request to effect such IPO or Sale, including but not limited to:

(i) voting in favor of such amendments to the Articles of Association as the lead manager or agent of such IPO or Sale may reasonably request in order to effect such IPO or Sale;

(ii) complying with any requests to enter into lockup agreements (for a period up to one hundred and eighty (180) days from the effective date of the IPO) and, if so requested by the agent, to offer their Shares pro rata in proportion to the total number of Shares held by all Shareholders; and

(iii) make representations and warranties (limited as set forth in Section 15.4.c.) and to take other action, in each case as is reasonable under the circumstances in the market(s) where the Company’s shares are being offered.

14.3	Registration Rights.

The holders of 2002 Series A Preferred Stock shall have the registration rights as set forth in the Registration Rights Agreement.

14.4	Sale of the Company.

A vote obtaining the approval of holders of at least a majority of the 2002 Series A Preferred Stock (or if such stock has been converted into Ordinary Shares, at least a majority of the Ordinary Shares that initially were shares of 2002 Series A Preferred Stock) may require the Company to take all such action as such Shareholders may reasonably require to effect a sale of all issued and outstanding shares of the Company, including, but not limited to, the preparation and distribution (subject to appropriate and customary non-disclosure requirements) of such financial and other information as any prospective purchaser may reasonably request.

14.5	“Drag-along” rights:

a.

If the holders of at least a majority of the 2002 Series A Preferred Stock (the “Majority Preferred Holders”) wish to sell all of their Shares, Exchange Loans (if any) or Warrants to a third party which is not an Affiliate of a holder of 2002 Series A Preferred Stock (an “Acquirer”), pursuant to a bona fide written offer by the Acquirer to acquire all of the issued and outstanding Shares and Warrants, the other Shareholders (“Other Shareholders”) shall, if requested to do so by the Majority Preferred Holders, sell all of their Shares and Warrants to

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the Acquirer at the same time as such Majority Preferred Holders propose to sell their Shares or Warrants to the Acquirer (a “Drag Along Sale”), provided that:

(i) if the Other Shareholders are required to participate in a Drag Along Sale, the consideration for the Shares and Warrants to be sold shall be allocated among the holders of 2002 Series A Preferred Stock and the Other Shareholders in the following priority:

(a) first, the holders of 2002 Series A Preferred Stock shall receive the 2002 Series A Liquidation Price in respect of their shares of 2002 Series A Preferred Stock; and

(b) second, the holders of Ordinary Shares and the holders of 2002 Series A Preferred Stock shall receive consideration based on the number of outstanding Shares owned by such holders on an “as converted” basis; and

(ii) the terms and conditions on which the Acquirer acquires the Shares and/or Warrants of all Shareholders are otherwise substantially identical.

b.	The Shareholders shall not be required to make any representations and warranties in connection with any sale of their Shares or Warrants pursuant to this Section 14.5 other than customary representations.

SECTION 15

REPRESENTATIONS AND WARRANTIES

Each of the parties hereto hereby represents and warrants as of the date hereof to the others as follows (except that no party hereto which is an individual shall make the representations and warranties set forth in Section 15.1, the second sentence of Section 15.2 or Section 15.4.c):

15.1	Organization.

Such party is a company, foundation (stichting), limited liability company or limited partnership duly organized and validly existing under the laws of its jurisdiction of incorporation.

15.2	Authority.

Such party has the power and authority to enter into this Agreement and the other Investment Documents to which he or it is a party, and to consummate the transactions contemplated hereby and thereby. The execution of this Agreement and such other Investment Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate, foundation or limited partnership action on the part of such party.

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15.3	Binding Agreement.

This Agreement and the other Investment Documents to which such party is a party have been duly executed and delivered by such party and constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally.

15.4	Requisite consents; non-violation.

The execution and delivery of this Agreement and the other Investment Documents to which such party is a party, and the consummation by such party of the transactions contemplated hereby and thereby do not:

(a) require any material consent, authorization or other action of, or any material filing with, any Governmental Authority or any other Person other than the Declaration of No Objection (verklaring van geen bezwaar),

(b) violate or conflict with any provisions of such party’s articles of association, limited partnership agreement or other governing documents,

(c) constitute a material default under, materially conflict with, violate, or give rise to a right of termination, cancellation or acceleration or to loss of a material benefit under, any Law, Contract, Permit or Order to which such party is or hereafter may be a party or by which his or its properties are or hereafter may be bound; or

(d) except as provided in the Investment Agreement and herein, result in any Lien on any property or assets of such party.

15.5	Litigation.

There is no Action pending or, to the best knowledge of such party, threatened against such party that could reasonably be expected to materially affect the transactions contemplated by this Agreement or the other Investment Documents.

15.6	[Intentionally omitted in the agreement of 27 August 2002]

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15.7	Additional representations and warranties relating to ownership of Old Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares.

Each of the Shareholders hereby represents and warrants to the other parties hereto that, immediately prior to the Recapitalization, it was the owner, beneficially and of record, free and clear of Liens, of the number Old Ordinary Shares and/or shares of Series A Preferred Stock and/or shares of Series B Preferred Stock set forth in Exhibit B to this Agreement and it is, as of the date hereof, the owner, beneficially and of record, free and clear of Liens, of the Ordinary Shares into which such Shares were converted, and that such Shareholder has not sold or transferred or agreed to sell or transfer any of such Shares, or any (beneficial) interest therein, to any Person.

15.8	Additional Representations and Warranties of the Beneficial Owners.

Each of van den Dries, van Duyn and van de Brandhof hereby represents and warrants to the other parties hereto that their respective representations and warranties as contained in the respective representations of Conder, van Duyn B.V. and Beauchamp contained herein and in all other Investment Documents are true and correct.

15.9	Additional representations and warranties relating to the Holding Company Shareholders.

a.	Van Duyn and van Duyn B.V. hereby jointly and severally represent and warrant to the other parties hereto that (i) van Duyn owns (indirectly) beneficially and of record, free and clear of Liens except as provided in the Articles of Association, all of the shares in the capital of van Duyn B.V. and van Duyn has not, directly or indirectly, sold or transferred, or agreed to sell or transfer, any of such shares, or any (beneficial) interest therein, to any Person, (ii) there is no option, warrant, call, subscription or other right, commitment or undertaking that directly or indirectly calls for the issuance of any shares in the capital of van Duyn B.V. and (iii) there is no agreement, commitment or understanding that relates to the voting or control of any shares in the capital of van Duyn B.V.

b.	Van de Brandhof and Beauchamp hereby jointly and severally represent and warrant to the other parties hereto that (i) van de Brandhof owns, beneficially and of record, free and clear of Liens except as provided in the Articles of Association, all of the shares in the capital of Beauchamp and van de Brandhof has not directly or indirectly sold or transferred, or agreed to sell or transfer, any of such shares, or any (beneficial) interest therein, to any Person, (ii) there is no option, warrant, call, subscription or other right, commitment or understanding that directly or indirectly calls for the issuance of any shares in the capital of Beauchamp and (iii) there is no agreement, commitment or understanding that relates to the voting or control of any shares in the capital of Beauchamp.

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15.10	Additional representations and warranties of the Stichting.

The Stichting hereby represents and warrants to the other parties hereto that (i) except as set forth in Schedule 15.10 hereto, the Stichting has not as of the date of this Agreement issued any depositary receipts for the Shares held by it, (ii) the ownership of such depositary receipts as of the date hereof is as set forth in Schedule 15.10 hereto and (iii) no options or rights to acquire such depositary receipts have been granted to any Person except as set forth in Schedule 15.10 hereto.

SECTION 16

MISCELLANEOUS

16.1	Partial Invalidity.

If any one or more of the provisions of this Agreement or any portion thereof shall be invalid, illegal, or unenforceable in any respect, this Agreement shall be ineffective only as to such provision and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability shall not in any way affect or impair the validity, legality and enforceability of any other provision contained herein. The parties agree that each of them shall endeavor in good faith negotiations to replace any such invalid, illegal or unenforceable provision(s) (or such portion thereof) with such valid, legal and enforceable provision(s) the economic effect of which is as close as possible to that of the invalid, illegal or unenforceable provision(s).

16.2	Conflict with Articles of Association.

To the fullest extent permitted by applicable law, if there shall be any conflict between any provision of this Agreement and any provision of the Articles of Association, the provisions of this Agreement shall govern and supersede the applicable provision of the Articles of Association.

16.3	No third party beneficiary.

Nothing herein is intended or shall be deemed to grant any right or remedy to any Person that is not party to this Agreement.

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16.4	Arbitration.

Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration conducted in Geneva, Switzerland in accordance with the UNCITRAL rules then in effect. The arbitral body shall be comprised of three (3) arbitrators. The arbitrators shall have the right to select one (1) arbitrator and the claimant and respondent parties shall each have the right to select (1) arbitrator. The language of the arbitration proceedings shall be English. The parties expressly authorize the arbitral tribunal to take any steps as it deems appropriate to conduct and complete the arbitration as expeditiously as possible.

16.5	Assignment.

This Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Shareholders holding a majority or more of the issued and outstanding Shares, except as otherwise permitted hereunder.

16.6	Termination.

This Agreement shall automatically terminate and be of no further force or effect upon the earliest to occur of:

(a) consummation of an IPO;

(b) consummation of a Sale;

(c) the entering into by Shareholders holding at least a majority or more of the issued and outstanding Shares, upon the proposal of a meeting of the holders of 2002 Series A Preferred Stock, of an agreement terminating this Agreement; or

(d) upon the dissolution or liquidation of the Company.

16.7	Amendment; Waiver.

This Agreement may be amended only by a written instrument signed by the Company and Shareholders owning at least a majority of the Shares; provided, however, that this Agreement may only be amended upon the proposal of a meeting of the holders of 2002 Series A Preferred Stock. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

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16.8	Amendment and Restatement of Second Amended and Restated Shareholders Agreement.

This Agreement amends, supercedes and restates in its entirety the Second Amended and Restated Shareholders Agreement.

16.9	Applicable law.

THE LAWS OF THE NETHERLANDS SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT.

16.10	Public announcements.

The parties shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement. Subject to mandatory requirements of applicable law, no party shall issue any press release or make any such public statement without the prior written consent of the Company and a majority in interest of the Shareholders, which shall not be unreasonably withheld, and shall, in any event, consult with the other parties concerning the text of any such public statement which the party issuing such statement may be required to make by mandatory requirements of applicable law.

16.11	Expenses.

Except as provided in the immediately following sentence, each party hereto shall bear its own expenses incurred in connection with the negotiation, execution and delivery of this Agreement and the other Investment Documents. The Company agrees to pay to the attorneys retained by the holders of a majority of the shares of 2002 Series A Preferred Stock all reasonable fees and expenses in connection with the negotiation, execution and delivery of this Agreement.

16.12	Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, in English, and will be deemed to have been delivered (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party; or (c) five (5) business days after deposit with an internationally recognized delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as set forth on Schedule 16.12.

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16.13	Confidentiality.

a.	Each party hereto will hold, and will use its best efforts to cause its Affiliates and Partners, and their respective representatives to hold, in strict confidence from any Person (other than any such Affiliate, Partner or representative), (unless (a) compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of law or (b) disclosed in an action or proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder) all documents and information concerning the other parties hereto or any of its Affiliates or Partners furnished to it by such other party or such other party’s representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (i) previously known by the party receiving such documents or information, (ii) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (iii) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential. In the event the transactions contemplated hereby are not consummated, upon the request of a party, the other party hereto will, and will cause its Affiliates and Partners and their respective representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based on documents and information furnished by the other party or its representatives.

b.	The parties hereto shall, subject to mandatory requirements of law and of applicable stock exchange rules and to the provisions of article 10.7 of the Investment Agreement, keep confidential and not disclose to any Person, any confidential information relating to the Company; provided, however, that confidential information relating to the Company may be disclosed by a Shareholder to its Affiliates or Partners if such Affiliates or Partners agree to be bound by the terms set forth in this Section 16.13, and each Shareholder shall be liable to the Company for any breach by its Affiliates or Partners of this Section 16.13.

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16.14	Integration.

The Investment Documents, to the extent that any party hereto is also a party thereto or bound thereby, contain the entire understanding of the parties with respect to their subject matter and supersede all prior agreements and understandings between the parties with respect to that subject matter. Each party to this Agreement acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation or warranty, other than those set out in the Agreement, made by or on behalf of any other party to this Agreement. Save in respect of statements made fraudulently, the parties waive all rights and remedies in respect of pre-contractual statements.

16.15	Descriptive headings.

The Section headings and other headings contained in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

16.16	Counterparts.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

16.17	Company not a party to certain provisions.

Anything contained in this Agreement to the contrary notwithstanding, the Company is not a party to Sections 1 through 3 and 5.1 of this Agreement and shall have no rights or obligations under such provisions. Accordingly, the provisions of such Sections may be amended by a written instrument signed by all other parties hereto without any necessity for consent to such amendment by the Company.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

INTERXION HOLDING N.V.

By:
Name:
Title:

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Lamont Finance N.V.

By:
Name:
Title:

Chianna Investments N.V.

By:
Name:
Title:

Capital C-Ventures

By:
Name:
Title:

Cobepa (Nederland) NV

By:
Name:
Title:

M.J.J. Boussard

By:
Name:
Title:

A.R.D. Jamieson

By:
Name:
Title:

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Beauchamp Beheer B.V.

By:
Name:
Title:

E.A. van den Brandhof

By:
Name:
Title:

J. Loeber

By:
Name:
Title:

Stichting Administratiekantoor Management Interxion

By:
Name:
Title:

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Aman Ventures

By:
Name:
Title:

B.A. Foy

By:
Name:
Title:

J.J. Camman

By:
Name:
Title:

Fleet Growth Resources III, INC

By:
Name:
Title:

Fleet Equity Partners VII, LP

By:
Name:
Title:

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Kennedy Plaza Partners II, LLC

By:
Name:
Title:

Chisholm Partners IV, LP

By:
Name:
Title:

_____________

By:
Name:
Title:

_____________

By:
Name:
Title:

_____________

By:
Name:
Title:

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